EXHIBIT A

                             JOINT FILING AGREEMENT

            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below each hereby agrees that the
Schedule 13D filed herewith and any amendments thereto relating to the acquisition of shares of the Common Stock of the Company is filed jointly on behalf of each such person.

Dated: February 17, 1998

                                       BIRCH HOLDINGS LLC


                                       By: /s/ Martin S. Davis
                                       -----------------------------------------
                                          Name:  Martin S. Davis
                                          Title: Management Committee Member



                                       BIRCH ACQUISITION LLC


                                       By: /s/ Martin S. Davis
                                       -----------------------------------------
                                          Name:  Martin S. Davis
                                          Title: Managing Member



                                       /s/ Martin S. Davis
                                       -----------------------------------------
                                       MARTIN S. DAVIS